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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-162674, 333-160512, 333-124441 and 333-123540) of Overstock.com, Inc. of our report dated February 23, 2009, except for Note 3, for which the date is March 31, 2010, relating to the financial statements as of December 31, 2008 and for the two years then ended and financial statement schedule for each of the two years in the period ended December 31, 2008, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
March 31, 2010

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  Exhibit 23.1